STOCK PURCHASE AGREEMENT

by and between

Cintel Corporation

and

STS Semiconductor & Telecommunications Co., Ltd.

October 30, 2006

STOCK PURCHASE AGREEMENT

This **STOCK PURCHASE AGREEMENT** ("**Agreement**") is made as of the 30th day of October, 2006, by and between **Cintel Corporation**, a Nevada corporation having its principal place of business located at 9900 Corporate Campus Drive, Suite 3000, Louisville, Kentucky 40223, U.S.A. ("**Purchaser**") and **STS Semiconductor & Telecommunications Co., Ltd.**, a Korean corporation with its principal office at #559-9 Baeksuk-Dong, Cheonan-City, Chungnam, Korea ("**Seller**").

RECITALS

WHEREAS, the Seller wish to sell their respective Shares (as defined in Section 1.1) and the Purchaser wishes to purchase the Shares subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

Article 1. Authorization and Sale of Shares

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, the Seller will sell to the Purchaser, and the Purchaser will purchase from the Seller a certain ownership and equity interest ("**Shares**") of Phoenix Semiconductor Telecommunication (Suzhou) Co., Ltd., a limited liability company duly organized in the People's Republic of China with its principal office at #288 Jiangxing East Road, Economic Develop Zone, Wujiang, Jiangsu, People's Republic of China ("**Company**"), which in the aggregate, as at the Closing (as defined below) contemplated under the Agreement, will constitute fifty one percent (51%) of the total issued and outstanding shares and ownership and equity interests of the Company on a fully-diluted, as converted basis (including for this purpose all outstanding shares of common stock, preferred stock, warrants and options to purchase shares of common stock granted and outstanding on the date hereof) for an aggregate purchase price of Sixteen Million Five Hundred Thousand US Dollars ("Purchase Price").

1.2 Authorization. The Seller has, on or before the Closing will have (i) duly authorized the sale and transfer of the Shares.

1.3 Closing. The closing of the sale and purchase of the Shares shall take place at the offices of Shin, Hwang & Kim P.C., 5th Floor, Dabong Tower, 890-12 Daechi-Dong, Gangnam-Gu, Seoul, Korea 135-839, at 10:00 a.m., local time, on the date hereof, or at such other time and place as are mutually agreeable to the Purchaser and the Seller (which time and place are designated as the "**Closing**"). At the Closing, the Seller shall deliver to the Purchaser the certificate representing the Shares and required for due transfer of title and ownership of the Shares (and accompanied by any other duly executed instruments of transfer), as set forth in Section 1.1 above, against delivery to the Seller by the Purchaser of wire transfer or check in same day funds of the Purchase Price all within ninety (90) days of the Closing.

1.4 Buy-back Option. Upon the Company's increase of its equity capital through equity offering to third party or parties only (and not to its own shareholders) subsequent to the date hereof, the parties agree that the Seller will have an option to buy back from the Purchaser certain ownership and equity interest of the Purchaser in the Company, which in the aggregate will constitute not more than two percent (2%) of the total issued and outstanding ownership and equity interests of the Company on a fully-diluted, as converted basis, applying the date of this instrument as the

basis date for calculating such percentage of ownership and equity interest. The sale and purchase price of the ownership and equity interest shall be determined at the time of such buy back upon mutual agreement of the parties in good faith.

Article 2. Representations and Warranties of the Seller

The Seller hereby represents and warrants to the Purchaser that, as of the date hereof:

2.1 Organization; Good Standing and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Korea and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to execute and deliver this Agreement to sell and deliver the Shares, and to perform its other obligations hereunder. The Company is duly qualified to transact business and is in good standing in its jurisdiction in which the failure to so qualify would have a material adverse effect on the results of operations, business or financial condition of the Company or the prospects of the Company as of the Closing ("**Material Adverse Effect**").

2.2 No Options, Etc. Except as disclosed by the Seller to the Purchaser in writing, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares, equity interest or ownership interest of its capital stock, nor is the Company currently committed to issue any such options, warrants, rights or shares of its capital stock. Except as may be contemplated by this Agreement, the Company is not a party or subject to any agreement or understanding which relates to the voting or giving of written consents with respect to any shares, equity interest or ownership interest of its capital stock and, to the best knowledge of the Seller, there is no agreement or understanding with any person that affects or relates to the voting or giving of written consents with respect to the shares, equity interest or ownership interest of the Company's capital stock.

2.3 Outstanding Shares. All the outstanding shares, equity interest and ownership interest of capital stock of the Company as of the Closing have been duly authorized, and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights.

2.4 Subsidiaries. The Company does not own or control, directly or indirectly, any assets, capital stock or obligations of or any interest in any other corporation, association, partnership or other business entity.

2.5 Authorization. All corporate action on the part of the Company necessary for the adoption, authorization, execution, filing (where applicable) and delivery of the Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement will, as of the Closing, be duly executed and delivered. This Agreement constitute valid and legally binding obligations of the Seller and the Company, enforceable against each of them in accordance with the terms hereof, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.6 Valid Issuance of Shares. The Shares which are being purchased by the Purchaser hereunder, when sold and delivered in accordance with the terms hereof for the consideration expressed herein, are or have been duly and validly issued, fully paid and non-assessable.

2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Seller is required in connection with the consummation of the transactions contemplated by the Agreement, except for disclosed filings, all of which will be timely made prior to or subsequent to the Closing.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Seller, currently threatened, against the Seller or the Company or, to the best of knowledge of the Seller, against any of the Company's current officers or directors which (i) affects any of the Company's property or assets, (ii) questions the validity of the Agreement or the right of the Seller to enter into it or to consummate the transactions contemplated hereby, or (iii) might result, either individually or in the aggregate, in any Material Adverse Effect. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding which the Company currently intends to initiate.

2.9 Intellectual Property Rights. To the best knowledge of the Seller, the all patents, patent applications, patentable disclosures, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently used by the Company (collectively referred to as, the "**Intellectual Property Rights**") are sufficient for the conduct of the Company's business as presently conducted and as proposed to be conducted. The Company owns or has a right to use all of the Intellectual Property Rights. To the best knowledge of the Seller, the business conducted or proposed to be conducted by the Company does not and will not cause the Company to infringe upon or violate any of the patents, patent applications, trade names, service marks, trademarks, copyrights, licenses, trade secrets or other intellectual property rights of any other person or entity. The Seller have not received any communications alleging that the Company has violated or, by conducting its business as proposed would violate, the patents, trade names, service marks, trademarks, copyrights, licenses, trade secrets or intellectual property rights of any other person or entity. The Seller is not aware of any claim of infringement, misappropriation or misuse by any person of any Intellectual Property Rights.

2.10 Compliance with Other Instruments. The Company is not in violation of or default under (i) any provision of its articles of incorporation or other constitutional documents, (ii) any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, (iii) any provision of any law or regulation applicable to the Company, except to the extent that such violation, default or noncompliance, individually or in the aggregate, would not have a Material Adverse Effect. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, except to the extent that such violation, default or noncompliance, individually or in the aggregate, would not have a Material Adverse Effect.

2.11 Material Contracts. The Seller has or will disclose a list of each contract, agreement, lease or commitment, written or oral, to which the Company is a party other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business that (1) do not involve more than One Hundred Thousand US Dollars (USD100,000) and (2) do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days' notice without cost or liability to the Company. For purposes of this

Section 2.12. employment and consulting contracts and license agreements and any other agreements relating to the acquisition or disposition of the Company's Intellectual Property Rights (other than standard confidentiality agreements) shall not be considered to be contracts entered into in the ordinary course of business. The Company is not in default with respect to any such contract, agreement, lease or commitment and all of such contracts, leases and agreements represent binding and legal obligations of the Company.

2.12 Related-Party Transactions. No employee, officer, consultant, director or person or entity owning directly or indirectly five percent (5%) or more of the capital stock of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best knowledge of the Seller, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, consultants, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.13 Permits. The Company has all permits and licenses, necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default under any of such permits or licenses, which default would have a Material Adverse Effect.

2.14 Title to Property and Assets. The Company has good title to its property and assets free and clear of all mortgages, liens, claims and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, if any, the Company enjoys peaceful and undisturbed possession thereunder and is not in default of such leases and, all such leases are valid and in full force and effect.

2.16 Environmental and Safety Laws. To the best knowledge of the Seller after reasonable investigation, the Company is not in violation of any applicable statue, law, regulation or order relating to the environment or occupational health and safety and no expenditures will be required in order to comply with any such statue, law, regulation or order which expenditures could have a Material Adverse Effect.

2.17 Tax Matters. The Company has filed all income, real estate and personal property tax returns and other tax returns required to be filed by it and has paid all taxed owed by it, except taxes which have not yet accrued or otherwise become due, or for which adequate provision has been made. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. With regard to the income tax returns of the Company, the Company has not received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened.

Article 3. Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants that:

3.1 Authorization. The Purchaser has full power and authority to enter into and perform the Agreement in accordance with its terms and the Agreement constitute valid and legally binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Further Representation by the Purchaser. The Purchaser hereby represents that the Purchaser has satisfied itself as to the full observance of the laws of such Purchaser's jurisdiction in connection with any invitation to acquire the Shares or any use of this Agreement, including (i) the legal requirements of such Purchaser's jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

Article 4. Conditions of the Purchaser's Obligations at Closing

The obligations of the Purchaser under Article 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties. The representations and warranties of the Seller, with respect to itself or the Company, contained in Article 2 shall be true, accurate and correct on and as of the Closing with the same effect, as though such representations and warranties had been made on and as of such date.

4.2 Performance. The Seller shall have performed and complied with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the Closing, including, without limitation, the following:

(i) obtaining a resolution of the board of directors of the Company to convene a special meeting of shareholders and dispatching notice thereof to the shareholders of the Company; and

(ii) at the special meeting of shareholders described in Item (i) above, approving the transaction contemplated by this Agreement, election of directors and auditors nominated by the Purchaser and adopting the Articles of Incorporation of the Company as amended in accordance with the instructions of the Purchaser.

4.3 Compliance Certificate. A duly authorized executive officer of each of the Seller shall delivered to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. The Seller and the Company shall have received all requisite approvals, if any, of the securities authorities of Korea and the People's Republic of China, respectively, and such approvals shall be in full force and effect as of the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser's counsel, and they shall have received all such

counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Delivery of Shares. The certificate representing the transfer of title and ownership of the Shares from the Seller to the Purchaser in accordance with Article 1 hereof, accompanied by any other duly executed instruments of transfer.

Article 5. Conditions of the Seller's Obligations at Closing

The obligations of the Seller to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Purchaser:

5.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in the Agreement that are required to be performed or complied with by it on or before the Closing.

5.3 Payment of Purchase Price. The Purchaser shall have delivered the Purchase Price for the Shares in accordance with the Closing under Section 1.3 hereof.

5.4 Qualification. The Purchaser shall have received all requisite approvals, if any, of all pertinent authorities of its jurisdiction, in which such approval is required as well as the approvals of other shareholders of the Company, and such approvals shall be in full force and effect on the Closing.

5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to counsel to the Seller, and the Seller shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

Article 6. Miscellaneous

6.1 Survival of Warranties. The warranties, representations and covenants of the Seller and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. None of the parties may assign its rights or obligations hereunder without the prior written consent of the other party.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the Republic of Korea.

6.4 Dispute Resolution. The parties hereby agree that they will attempt in good faith to resolve any controversy, claim or dispute ("**Dispute**") arising out of or relating to this Agreement promptly by negotiations. Any such Dispute which is not settled by the parties within fifteen (15) days after notice of such Dispute is given by one party to the other in writing shall be referred to senior executives of both parties who are authorized to settle such Disputes on behalf of their respective companies ("**Senior Executives**"). The Senior Executives will meet for negotiations within fifteen (15) days after the end of the 15-day negotiation period referred to above, at a time and place mutually acceptable to both Senior Executives. If the Dispute has not been resolved within thirty (30) days after the end of the 15-day negotiation period referred to above (which period may be extended by mutual agreement), subject to any rights to injunctive relief and unless otherwise specifically provided for herein, any Dispute will be submitted to Seoul District Courts. Nothing contained in this Section 6.4 or any other provisions of this Agreement shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other party to comply with its obligations hereunder.

6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by electronic facsimile transmission with a copy in either case sent by registered or certified mail, postage prepaid and addressed to the party to be notified or by overnight or international courier at the address indicated for such party on the records of the Company, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

6.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all of the parties.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

For and on behalf of
Cintel Corporation

Name: SANG DIN KIM
Title: President / CEO

For and on behalf of
STS Semiconductor & Telecommunications Co., Ltd.

Name: Ha Haelim
Title: C.E.O